UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

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ON SEPTEMBER 3, 2010, CELL THERAPEUTICS, INC. (THE “COMPANY”) SENT THE FOLLOWING LETTER TO THE COMPANY’S SHAREHOLDERS REGARDING THE COMPANY’S ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 16, 2010.

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.284.6206

Dear Fellow CTI Shareholder:

I am writing concerning an urgent matter—our upcoming Annual Meeting of Shareholders that is scheduled to be held on September 16, 2010. According to our most recent records, your broker has not yet received your proxy in connection with our Annual Meeting. You remain eligible to vote if you were a shareholder as of the record date, July 27, 2010. Your vote can help CTI pursue its Mission to Make a Difference in Cancer Research.

Even if you have sold your CTI shares since the record date, please take prompt action to vote the enclosed proxy instruction form in support of CTI.

We all have family or friends who have been struck down by cancer. At CTI, we believe we can make cancer more treatable for many cancer patients by advancing the products in our development pipeline – that is our mission.

At this time, we are moving toward filing an application in Europe for approval of pixantrone to treat relapsed/refractory aggressive non-Hodgkin’s lymphoma. Treatment options for patients with this stage of cancer are few to none. We are also gearing up to begin a new clinical trial for this drug in the U.S. In addition, progress continues with the development of OPAXIO to treat ovarian cancer. Recently, new clinical trials were launched exploring the treatment of breast cancer, one with pixantrone and another with brostallicin. However, the expense associated with clinical trials and compliance with government regulations to bring just one drug to patients is very expensive.

We are committed to bringing our drugs to cancer patients, but CTI needs your support. Almost all of our currently-authorized Common Stock has been issued or is already reserved for issuance. The proposal we ask you to consider at our Annual Meeting is to increase our authorized Common Stock. This authorization will provide us with critical resources needed to fund operations, and hopefully bring these products to patients in need.

Your vote can help us make a difference in the potential success of these drugs and in the lives of the patients who could someday benefit from them. Without your voting support, CTI may not be able to continue this research.

YOUR VOTE IS IMPORTANT. The Board of Directors unanimously recommends you vote as soon as possible “FOR” all of the proposals at our Annual Meeting as described in CTI’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on August 6, 2010, as supplemented on August 24, 2010. You may vote either over the internet, by telephone, or by signing AND dating and mailing back the enclosed voting instruction form in the envelope provided.

We thank you on behalf of the Board of Directors. Should you have any questions, please feel free to contact our proxy solicitation agent toll-free at (888) 55PROXY or (888) 557-7699, or our Investor Relations department at (206) 272-4345.

By Order of the Board of Directors,

Louis A. Bianco
Executive Vice President, Finance & Administration